Exhibit 99.1

For Immediate Release –	Contact:
Jay Schecter
212-346-7960
jschecter@aabilities.com

Frank Vaccaro
Appointed President of Sales
of Corporate Resource Services

NEW YORK—(February 1, 2011)—Corporate Resource Services, Inc. (OTCBB: CRRS), a national provider of temporary and permanent staffing services (the “Company”), announced today the appointment of Frank Vaccaro as its President of Sales.  Mr. Vaccaro was previously President and the primary shareholder of a national staffing company known as Diamond Staffing prior to its acquisition by Tri-Diamond Staffing in 2009.  Mr. Vaccaro remained as President and Chief Executive Officer of Diamond Staffing (which conducted business as Tri-Diamond) after its acquisition.  During his tenure as President and Chief Executive Officer of Diamond Staffing, Mr. Vaccaro contributed significantly to the growth of that company.

“We are extremely fortunate to have Frank Vaccaro as the Company’s President of Sales” said Jay H. Schecter, Chief Executive Officer of the Company.  “His background in the industry, creativity, work ethic and ability to motivate employees only serves to make the Company a stronger player in the temporary and permanent staffing markets.  Mr. Vaccaro’s management style and approach to the business make him a great fit for the Company.”

Mr. Vaccaro and the Company entered into a five-year Employment Agreement.  The Company anticipates significant growth in all parts of its business with Mr. Vaccaro as one of its leaders.

About Corporate Resource Services

Through its four wholly-owned subsidiaries, Accountabilities, Corporate Resource Development, Insurance Overload Services and Integrated Consulting Group, Corporate Resource Services is a national provider of diversified staffing, recruiting and consulting services, including temporary staffing services, with a focus on light industrial services, the insurance industry and clerical and administrative support.  The Company provides its services across a variety of industries and to a diverse range of clients ranging from sole proprietorships to Fortune 1000 companies.  The Company conducts all of its business in the United States through the operation of over approximately 50 staffing and recruiting offices.

Exhibit 99.1

Safe Harbor Disclaimer: This press release contains “forward-looking statements”. These statements relate to expectations concerning matters that are not historical facts. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “can," “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. These statements, and all phases of our operations, are subject to known and unknown risks, uncertainties and other factors, including, but not limited to, our ability to satisfy our working capital requirements; our ability to identify suitable acquisition candidates or investment opportunities; our ability to integrate any acquisitions made and fully realize the anticipated benefits of these acquisitions; successor liabilities that we may be subject to as a result of acquisitions; material employment related claims and costs as a result of the nature of our business; our ability to retain key management personnel; the financial difficulty of our clients, which may result in nonpayment of amounts owed to us; significant economic downturns resulting in reduced demand for our services; our ability to attract and retain qualified temporary personnel, who possess the skills and experience necessary to satisfy our clients and other risk factors as identified in our annual report on Form 10-K for the fiscal year ended September 30, 2010, and our other reports filed with the Securities and Exchange Commission, or SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. Our actual results, levels of activity, performance or achievements and those of our industry may be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Except as required by law, we undertake no obligation to update the forward-looking statements.

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